Consent of Independent Certified Public Accountants

     We have issued our report dated August 18, 1995 accompanying the financial statements of Twenty-First Century Trust, Series 5 as of June 30, 1995, and for the period then ended, contained in this Post-Effective Amendment No. 3 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".




                                        Grant Thornton LLP



Chicago, Illinois
October 25, 1995